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                             LOAN AND SECURITY AGREEMENT


     This LOAN AND SECURITY AGREEMENT (the "AGREEMENT"), dated as of the 27th day of March, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and among TAVA TECHNOLOGIES, INC., a Colorado corporation ("TAVA"), ADVANCED CONTROL TECHNOLOGY, INC., an Oregon corporation, VISIONEERING HOLDING CORP., a California corporation, MANAGEMENT DESIGN AND CONSULTING SERVICES, INC., a Georgia corporation, ALL CONTROL SYSTEMS, INC., a Pennsylvania corporation, TECH SALES, INC., a Colorado corporation, TOPRO SYSTEMS INTEGRATION, INC., a Colorado corporation, SHARP ELECTRIC CONSTRUCTION COMPANY, INC., a Colorado corporation TAVA ALABAMA, INC., a Colorado corporation; and TAVA Y2K ONE, INC., a Colorado corporation (each such corporation, together with any entity that becomes a party to this Agreement pursuant to Section 4.27 hereof, individually, a "BORROWER" and collectively, the "BORROWERS," as defined in Section 1.5 herein); and SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation ("LENDER").

                                     RECITALS:

     Borrowers have requested that Lender make available to Borrowers a loan in the original principal amount of $4,000,000 (the "ORIGINAL LOAN") and an additional contingent loan in the original principal amount of $2,000,000 (the "ADDITIONAL LOAN"), upon the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth (each, sometimes, a "LOAN" and collectively the "LOANS").

     NOW, THEREFORE, in consideration of the agreement of Lender to make the Loans, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:


                                     ARTICLE I
                                     THE LOANS

Section 1.1    EVIDENCE OF LOAN INDEBTEDNESS AND REPAYMENT.

     The Original Loan shall be evidenced by a Senior Secured Promissory Note substantially in the form attached hereto as EXHIBIT A-1 executed by Borrowers in favor of Lender (the "ORIGINAL NOTE"). The Additional Loan shall be evidenced by a Senior Secured Promissory Note substantially in the form attached hereto as EXHIBIT A-1 executed by Borrowers in favor of Lender, but containing such terms as to rate of interest, maturity and other repayment terms as shall be mutually agreed upon by Lender and Borrowers (the "ADDITIONAL NOTE"). The Original Note and the Additional Note are each sometimes referred to as a "NOTE" or collectively, the "NOTES". Each Loan shall be in the original principal amount indicated in the Note, shall be payable in accordance with the terms of each such Note, and shall be prepayable at any time, in whole or in part, without penalty or premium, except as otherwise provided therein.

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Section 1.2    TIMING; CONDITIONS.

     If the conditions in Section 5.1 herein are met and subject to other terms and conditions of this Agreement, the Original Loan shall be made on the date of this Agreement (the "INITIAL CLOSING DATE") and shall be in the amount of $4,000,000, net of the Processing Fee (as defined in Section 1.3) and net of up to $35,000 of reasonable fees and expenses of Lender, including, without limitation, the reasonable fees and expenses of counsel to Lender. If the conditions in Section 5.2 herein are met and subject to other terms and conditions of this Agreement, the Additional Loan shall be made no later than May 15, 1998 (the date on which such Additional Loan is made is hereinafter referred to as the "SECOND CLOSING DATE"). The Additional Loan, if any, shall be in the amount of $2,000,000, net of the Processing Fee and net of reasonable fees and expenses of Lender, including, without limitation, the reasonable fees and expenses of counsel to Lender.

Section 1.3    PROCESSING FEE.

     In connection with the making of the Original Loan, Borrowers shall pay to Lender a processing fee in the amount of $80,000, and in connection with the making of the Additional Loan, if any, Borrowers shall pay to Lender a processing fee in the amount of $40,000 (each, a "PROCESSING FEE"), which amount, together with the expenses of Lender set forth in
Section 1.2 above, shall be deducted in each case from the loan proceeds.

Section 1.4    STOCK PURCHASE WARRANTS.

     (a) ISSUANCE OF WARRANTS. In consideration for Lender's entering into this Agreement and for the performance of its obligations hereunder, TAVA shall deliver to Lender (i) at the closing of the Original Loan as provided in Section 5.1, a Stock Purchase Warrant substantially in the form attached hereto as EXHIBIT B (the "Original Warrant") to purchase 155,000 shares of common stock, par value $.0001 per share, of TAVA ("TAVA COMMON STOCK") at an exercise price per share of the lower of (A) $6.25 or (B) the average bid price of TAVA's Common Stock for the twenty (20) consecutive trading days immediately prior to the six month anniversary of the issuance date of the Original Warrant, and (ii) additional warrants to purchase shares of TAVA Common Stock as provided in Section 4.26 below.

     (b) REGISTRATION RIGHTS. The holder(s) of shares of TAVA Common Stock issued or issuable upon exercise of the Warrants (as defined in Section 4.26) shall be entitled to registration rights pursuant to a Registration Rights Agreement, dated the date of this Agreement and substantially in the form attached hereto as EXHIBIT C, between TAVA and Lender (the "REGISTRATION RIGHTS AGREEMENT").

     (c) INVESTMENT REPRESENTATIONS. Lender represents and warrants to TAVA that (i) Lender is and will be at the date of initial delivery of each Warrant, a registered investment company under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and as such is, an "accredited investor" under Rule 501(a) under the Securities Act of 1933, as amended (the "SECURITIES ACT"); (ii) Lender is, and will be, acquiring each Warrant for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Lender has no present intention of selling, negotiating or otherwise disposing of the Warrants, it being understood that Lender intends to transfer and assign, without consideration, the Warrants and all of Lender's rights and obligations under the Warrants and the Registration Rights Agreement to one or more wholly-owned subsidiaries of Lender, which

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subsidiaries are and will also be "accredited investors" under rule 501(a);
and (iii) lender is and will be at the date of initial delivery of each Warrant an "institutional investor" as defined under Section 48-2-102 of the Tennessee Securities Act of 1980 for purposes of the exemption set forth under Section 48-2-103(b)(3) of such act.

Section 1.5    DEFINITION.

     For purposes of this Agreement, the terms "Borrower" and "Borrowers" shall include each of the Borrowers specifically listed in the introductory paragraph herein and (except for Article III hereof), shall also include each Subsidiary (as defined in Section 3.1(b)), formed or acquired by any Borrower subsequent to the date hereof.

                                     ARTICLE II
                                      SECURITY

Section 2.1    SECURITY.

     As security for the Secured Obligations (as defined in Section 2.2), each Borrower hereby grants to Lender (or will grant to Lender, in the event that a Borrower is a company acquired by any current Borrower subsequent to the date hereof) a first priority security interest in the following described property, and any and all proceeds and products thereof (collectively, the "COLLATERAL"):

     (a) EQUIPMENT. All machinery and equipment, all data processing and office equipment, all computer equipment, hardware, firmware and software, all furniture, fixtures, appliances and all other goods of every type and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto;

     (b) INVENTORY. All inventory and goods, whether held for lease, sale or furnishing under contracts of service, all agreements for lease of same and rentals therefrom, whether now in existence or owned or hereafter acquired and wherever located;

     (c) GENERAL INTANGIBLES. All rights, interests, choses in action, causes of action, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired, including, but not limited to, all corporate and business records; all loans, royalties, and other obligations receivable; all trade secrets, inventions, designs, patents, patent applications, registered or unregistered service marks, trade names, trademarks, copyrights and the goodwill associated therewith and incorporated therein, and all registrations and applications for registration related thereto; all goodwill, licenses, permits, franchises, customer lists and credit files; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property and any security agreements relating thereto; all rights to indemnification; all proceeds of insurance of which any Borrower is beneficiary; all letters of credit, guarantees, liens, security interests and other security held by or granted to any Borrower; and all other intangible property, whether or not similar to the foregoing;

     (d) ACCOUNTS, CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS. All accounts, accounts receivable, chattel paper, instruments and documents, whether now in existence or owned or hereafter acquired,

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entered into, created or arising, and wherever located (provided that the parties agree that except and until an Event and Default hereunder, Borrowers shall be entitled to collect all accounts receivable and use the proceeds collected for their own purposes and in their sole discretion, except as otherwise restricted by the provisions of this Agreement); and

     (e) OTHER PROPERTY. All other personal property or interests in property now owned or hereafter acquired.

Section 2.2    SECURED OBLIGATIONS.

     Without limiting any of the provisions thereof, the Security
Instruments (as defined in Section 2.3) shall secure the following indebtedness and obligations (the "SECURED OBLIGATIONS"):

     (a) the full and timely payment of the indebtedness evidenced by the Notes, together with interest thereon, and any extensions, modifications, consolidations or renewals thereof, and any promissory notes given in payment thereof;

     (b) the full and prompt performance of all of the obligations of any Borrower to Lender under the Loan Documents (as defined in Section 2.3) to which any Borrower is a party;

     (c) the full and prompt payment of all court costs and other costs and expenses of whatever kind reasonably incurred in the collection of the indebtedness evidenced by the Notes, the enforcement or protection of the security interests of the Security Instruments (as defined in Section 2.3) or the exercise of any rights or remedies of Lender with respect to the indebtedness evidenced by the Notes, including without limitation the reasonable attorney fees and costs incurred by Lender, all of which Borrowers agrees to pay to Lender upon demand; and

     (d) the full and prompt payment and performance of any and all other indebtedness and other obligations of any Borrower to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment to lend money of Lender to any Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

Section 2.3    SECURITY INSTRUMENTS.

     The Secured Obligations shall also be secured by (i) the pledge by TAVA of all shares of capital stock owned by it in its Subsidiaries (as defined in Section 3.1 below) pursuant to the Stock Pledge Agreement in substantially the form attached hereto as EXHIBIT D (the "STOCK PLEDGE AGREEMENT") and (ii) the assets of each Borrower in which a security interest is granted pursuant to that certain Trademark and Patent Security Agreement in substantially the form attached hereto as EXHIBIT E (the "TRADEMARK AND PATENT SECURITY AGREEMENT"). This Agreement, the Stock Pledge Agreement, the Trademark and Patent Security Agreement and any other instruments, documents or agreements now or hereafter securing the Secured Obligations are herein collectively referred to as the "SECURITY INSTRUMENTS". The Security Instruments, together with the Notes and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Notes are herein individually referred to as a "LOAN DOCUMENT" and collectively referred to as the "LOAN DOCUMENTS."

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                                    ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BORROWER

     Each of the Borrowers, jointly and severally, hereby represents and warrants to Lender as follows:

Section 3.1    CORPORATE STATUS.

     (a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents. Each Borrower is duly qualified to do business and is in good standing in each state or other jurisdiction in which a failure to be so qualified could give rise to a Material Adverse Event, as hereinafter defined. The states or other jurisdictions in which any Borrower is so qualified are set forth on
SCHEDULE 3.1(a). For purposes of this Agreement, "MATERIAL ADVERSE EVENT" means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) adverse effect upon the validity or enforceability of any Loan Document, or (ii) material and adverse effect on the condition (financial or otherwise) or business operations, properties or prospects of a Borrower, or (iii) default hereunder or thereunder.

     (b) No Borrower owns, directly or indirectly, any capital stock or other equity interest of any corporation, partnership, joint venture, limited liability company or other business organization, except that TAVA owns all of the outstanding capital stock of the subsidiaries set forth on
SCHEDULE 3.1(b)(i) (the "SUBSIDIARIES") and has entered into joint venture arrangements in connection with Y2K projects with the entities set forth on
SCHEDULE 3.1(b)(ii).

     (c) The authorized capital stock of each of the Borrowers, the number of shares of each of Borrowers issued and outstanding and, in the case of each of the Borrowers other than TAVA, the holder(s) of all such issued and outstanding shares, is set forth on SCHEDULE 3.1(c).

     (d) Except as specified in SCHEDULE 3.1(d), there are no outstanding options, warrants or rights to purchase or acquire from any Borrower any securities of any Borrower, there are no securities outstanding or committed to be issued by any Borrower which are convertible into or exchangeable for any shares of capital stock or other securities of any Borrower, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions relating to any shares of capital stock or other securities of any Borrower, whether or not outstanding, to which any Borrower is a party or by which it is bound or, to the best knowledge of each Borrower, to which any of its shareholders is a party or by which any such shareholder is bound. All of the shares of capital stock of each of the Borrowers are validly issued, fully paid and non-assessable and were not issued in violation of any statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by any party. Since January 1, 1995, TAVA has not violated any federal or state securities laws in connection with the issuance of any securities, and no other Borrower has violated any federal or state securities laws in connection with the issuance of any securities by it subsequent to the date of TAVA's acquisition of such Borrower.

     (e) Except as set forth on SCHEDULE 3.1(e), none of the Borrowers is under any obligation

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to register under the Securities Act, any state securities law or the Trust
Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

Section 3.2    AUTHORIZATION.

     Each Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity, other than consents listed on SCHEDULE 3.2, which consents have previously been obtained. Each Borrower has all necessary right, power and authority to grant to Lender a valid and enforceable security interest in the Collateral. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which any Borrower is a party, and the performance by each Borrower of its obligations hereunder and thereunder are within the corporate powers of such Borrower and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with
(a) the articles of incorporation or bylaws of such Borrower, (b) any material agreement to which any Borrower is a party or which is binding upon such Borrower or its properties, or (c) or violate, any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officers executing this Agreement, the Notes and all of the other Loan Documents to which any Borrower is a party, are duly authorized to act on behalf of each such Borrower.

Section 3.3    VALIDITY AND BINDING EFFECT.

     This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms.

Section 3.4    PRIORITY OF LIENS; TITLE TO PROPERTY.

     Except as disclosed on SCHEDULE 3.4, there are no outstanding loans, liens, pledges, security interests, agreements or other financings which provide any third person with a lien against any of the collateral securing the Secured Obligations, whether such collateral is pledged pursuant to this Agreement or any other Security Instruments. Except as disclosed on
SCHEDULE 3.4, each Borrower has good and marketable title to all of its property, free and clear of any and all claims, liens, encumbrances, equities and restrictions, except such claims, liens, encumbrances, equities and restrictions which would not, in the aggregate, cause a Material Adverse Event.

Section 3.5    LOCATION OF COLLATERAL.

     The location of the chief executive office and principal place of business of each Borrower is set forth on SCHEDULE 3.5, and all records or documents with respect to intangible personal property comprising the Collateral are maintained at one of such addresses. All of the Collateral comprised of tangible personal property is located at one of the addresses set forth on SCHEDULE 3.5 or one of the addresses set forth on SCHEDULE 3.5.

Section 3.6    LITIGATION.

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     Except as set forth on SCHEDULE 3.6, there are no actions, suits or proceedings pending or threatened in writing to which any Borrower is a party or to which any of its respective properties or assets is the subject, or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance or adequately reserved against on TAVA's unaudited consolidated balance sheet at December 31, 1997, and that, if adversely determined, would not impair materially the ability of any Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to each Borrower's knowledge, no Borrower is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

Section 3.7    FINANCIAL STATEMENTS.

     The consolidated financial statements of TAVA and its Subsidiaries, including each Borrower, for the fiscal years ended June 30, 1995, June 30, 1996, and June 30, 1997, and the unaudited consolidated financial statements as of and for the six (6) months ended December 31, 1997, and the related notes, copies of which Borrowers previously have delivered to Lender, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of TAVA and its Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, cause a Material Adverse Event). No material adverse change has occurred in the condition (financial or otherwise) or business operations or properties of any Borrower since December 31, 1997, and no additional indebtedness or obligations have been incurred by any Borrower since the date(s) thereof, other than trade payables incurred in the ordinary course of business and except as set forth on SCHEDULE 3.7.

Section 3.8    SEC REPORTS.

     TAVA's Common Stock is listed on the NASDAQ SmallCap Market and has been duly registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The trading symbol for the TAVA Common Stock is "TAVA." Since January 1, 1997, TAVA has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC REPORTS"). TAVA previously has furnished to Lender true copies of all the SEC Reports, together with all exhibits thereto that Lender has requested, and TAVA's annual report to stockholders for the fiscal year ended June 30, 1997, which annual report meets the requirements of Rule 14a-3 or 14e-3 under the Exchange Act (the "ANNUAL REPORT"). The financial statements contained in the SEC Reports fairly presented the financial position of TAVA and its Subsidiaries as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Section 3.9    ABSENCE OF CHANGES.

     Except as set forth on SCHEDULE 3.9, since December 31, 1997, (i) neither TAVA nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to TAVA or any of its Subsidiaries, (ii) neither TAVA nor any of its Subsidiaries has purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock, (iii) there has not been any change in the authorized or issued capital stock, long-term debt or short-term debt of any Borrower, and (iv) there has not been any Material Adverse Event in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company or any Subsidiary, and no event has occurred or circumstance exists that may result in a Material Adverse Event.

Section 3.10   NO DEFAULTS.

     Consummation of the transactions hereby contemplated and the performance of the obligations of each Borrower under and by virtue of the Loan Documents will not result in any breach of, contravene, conflict with, or constitute a default under, (i) the articles or certificate of incorporation or bylaws of any Borrower, (ii) any provision of law, any applicable judgment, ordinance, regulation, or under order of any court or governmental agency which breach, contravention, conflict or default could give rise to a Material Adverse Event, or (iii) any mortgage, security deed or agreement, deed of trust, lease, loans or credit agreement, partnership agreement, license, franchise or any other material instrument or agreement to which any Borrower is a party or by which any Borrower or its properties is bound or, to the knowledge of any Borrower, affected.

Section 3.11   COMPLIANCE WITH LAW.

     To the best of each Borrower's knowledge, each Borrower is in compliance with all federal, state and local laws, regulations, decrees and orders applicable to it (including but not limited to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition), except to the extent that noncompliance, in the aggregate, would not give rise to a Material Adverse Event.

Section 3.12   ENVIRONMENTAL MATTERS.

     No Borrower has knowledge of (i) the presence, except in compliance with Applicable Environmental Laws, of any Hazardous Substances (as defined below) on any property owned, leased or otherwise controlled by any Borrower (collectively, the "PROPERTY"); (ii) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of the Property; (iii) the presence on any of the Property of underground or above-ground storage tanks or pipelines which are required to be licensed by any local, state or federal agency; (iv) any spills or disposal of Hazardous Substances that have occurred or are occurring off the Property as a result of any construction on or operation and use of the Property; (v) any failure by any Borrower to comply with any Material Applicable Environmental Laws (as defined below);
(vi) any notices related to any Borrower or any of the Property claiming a violation of any Applicable Environmental Laws, or the commencement of any action or proceeding against any Borrower or related to any of the Property alleging a violation of Material Applicable Environmental Laws; (vii) any notices related to any Borrower or any of the Property requiring compliance with Applicable Environmental Laws, or

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demanding payment or contribution for injury to the environment or human health; or (viii) any outstanding notices or citations relating to violations by any former owner or operator of any of the Property. For the purposes of this Agreement, (A) "HAZARDOUS SUBSTANCES" means any substance or material defined or designated as a hazardous or toxic waste, material or substance, or other similar term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect, including, without limitation, asbestos in any form, urea formaldehyde foam insulation, petroleum products, and polychlorinated biphenyls; and (B) "MATERIAL APPLICABLE ENVIRONMENTAL LAWS" means any and all local, state, and federal environmental laws, regulations, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport, or disposal of any Hazardous Substances which are applicable to the Borrowers and the violation of which would result in a Material Adverse Event.

 Section 3.13  TAXES.

     Except as set forth on SCHEDULE 3.13, each Borrower has filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and has paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and no Borrower knows of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against any Borrower or any of Borrower's properties.
 Borrower's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended June 30, 1991, or closed by applicable statutes of limitation.

Section 3.14   CERTAIN TRANSACTIONS.

     Except as set forth on SCHEDULE 3.14, (i) no Borrower is indebted, directly or indirectly, to any of its respective officers or directors, or to their respective spouses or children, and (ii) none of said officers or directors or any members of their immediate families are indebted to any Borrower or have any direct or indirect ownership interest in any firm or corporation with which any Borrower is affiliated or with which any Borrower has a business relationship, or any firm or corporation which competes with any Borrower, except that an officer and/or director of any Borrower may own no more than 1% of the outstanding stock of any publicly traded company which competes directly with such Borrower. Except as set forth on SCHEDULE 3.14, no officer or director of any Borrower or any member of their immediate families is, directly or indirectly, interested in any material contract with any Borrower. Except as set forth on
SCHEDULE 3.14, no Borrower is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

Section 3.15    CORPORATE OR TRADE NAMES.

     Except as set forth on SCHEDULE 3.15, in the preceding five (5) years, no Borrower has been known as or conducted business under any name other than the name used by such Borrower in executing this Agreement.

Section 3.16   INTELLECTUAL PROPERTY.

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     To the best of each Borrower's knowledge, each Borrower is the lawful owner or licensee of all proprietary information used by it in the operation of its business except to the extent that the failure to own or license such proprietary information could not give rise to a Material Adverse Event, and all proprietary information owned by each Borrower is owned free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "PROPRIETARY INFORMATION" includes without limitation (i) any computer software and related documentation, inventions, technical data and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by any Borrower or marketing studies conducted by any Borrower, all of which is commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Each Borrower has good title or has a valid and enforceable license or right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by such Borrower or used or required by such Borrower in the operation of its business as presently being conducted, which are listed on SCHEDULE 3.16, except as set forth on SCHEDULE 3.16. No Borrower has any knowledge of any infringement or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how utilized by any Borrower. To the knowledge of each Borrower, no products or processes of any Borrower infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright application or registration known to any Borrower. Each Borrower has adopted and follows such procedures as are necessary to provide reasonable protection of such Borrower's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of each Borrower, no person employed by or affiliated with any Borrower has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the knowledge of each Borrower, no person employed by or affiliated with any Borrower has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture, sale or lease of any product or proposed product or the development or sale of any service or proposed service of any Borrower.

Section 3.17   DEBT.

     SCHEDULE 3.17 sets forth (i) a complete and correct list of all loans, credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, Guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrowers or any of their properties is in any manner directly or contingently obligated; (ii) a correct statement of the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding; and (iii) a correct statement of all liens, pledges or security interests of any nature given or agreed to be given as security therefor or in connection therewith. Consummation of the transactions hereby contemplated and the performance of the obligations of the Borrowers under the Loan Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any loan, credit agreement, indenture, purchase agreement, promissory note or other evidences of indebtedness, Guaranty, capital lease or other instrument, agreement or arrangement set forth on SCHEDULE 3.17 except as set forth on SCHEDULE 3.17.

Section 3.18   MATERIAL CONTRACTS.

     SCHEDULE 3.18 sets forth a complete and correct list of (a) all contracts, agreements and other documents pursuant to which any Borrower either (i) receives revenues or (ii) makes payment to any third Person(s), in excess of $1,000,000 per fiscal year, and (b) contracts or other agreements required to be filed by TAVA with the SEC as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each instrument identified in SCHEDULE 3.18 individually being an "APPLICABLE CONTRACT" and collectively the "APPLICABLE CONTRACTS"). To the best of each Borrower's knowledge, each Applicable Contract is in full force and effect as of the date hereof and no Borrower knows of any reason why such Applicable Contracts would not remain in full force and effect pursuant to the terms thereof, except as set forth on SCHEDULE 3.18. Consummation of the transactions hereby contemplated and the performance of the obligations of the Borrowers under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any Applicable Contract set forth on SCHEDULE 3.18 except as set forth on SCHEDULE 3.18.

Section 3.19   LICENSES, PERMITS, ETC.

     Except where failure to do so does not and would not constitute a Material Adverse Event, each Borrower has obtained all licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted and as necessary for the conduct of its business and for the ownership, maintenance and operation of its properties and assets. All such licenses, permits and authorizations are set forth on
SCHEDULE 3.19 and are in full force and effect.

Section 3.20   EMPLOYEES.

     SCHEDULE 3.20(a) sets forth the number of full-time employees and full-time equivalent employees of and each Borrower as of the most recent payroll date, which date is set forth therein. To the best of each Borrower's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees.
 None of the employees of any Borrower belongs to any union or collective bargaining unit. To the best of its knowledge, each Borrower has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. Set forth on SCHEDULE 3.20(b) is a description of all pending claims or those threatened in writing relating to employment matters. To the best of each Borrower's knowledge, no employee of each Borrower is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Borrower, or any other party, because of the nature of the business conducted or presently proposed to be conducted by the Borrower or to the use by the employee of his or her best efforts with respect to such business. Except as disclosed in SCHEDULE 3.20(c), no Borrower is a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. No Borrower is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with such Borrower, nor does such Borrower have a present intention to terminate the employment of any of the foregoing. Except as disclosed on SCHEDULE 3.20(a) and subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

Section 3.21   ERISA.

     With respect to the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder ("ERISA"):

     (a) PLANS. SCHEDULE 3.21(a) sets forth any and all "employee benefit plans" maintained by or on behalf of any Borrower or any ERISA Affiliate (as defined below) of any Borrower (a "PLAN"), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, as defined below, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits. For purposes of this Agreement, (A) "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which, together with any Borrower, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder (the "CODE"); and (B) "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any defined benefit pension plan or Multiemployer Plan.

     (b) COMPLIANCE. Except as set forth on SCHEDULE 3.21(b), each Plan has at all times been maintained, by its terms and in operation, in accordance in all material respects with all applicable laws or has, prior to December 31, 1997, been brought into such compliance including payment of interest and assessed penalties, and no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement.

     (c) LIABILITIES. Except for liabilities and expenses which become payable and are timely paid pursuant to the terms and usual operations of the Plans, no Borrower is currently and no Borrower will become subject to any material liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any material tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code.

     (d) FUNDING. Each Borrower and each ERISA Affiliate has made full payment of all amounts (I) required to be contributed under the terms of each Plan and applicable law, and (II) required to be paid as expenses of each Plan. No Plan or Plans have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) which, in the aggregate, exceed $100,000.

Section 3.22   REGULATIONS G, T, U AND X.

     No Borrower is engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Loans will be used for a purpose which violates, or would be inconsistent with, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

Section 3.23   GOVERNMENT REGULATION.

     No Borrower is an "investment company" within the meaning of the Investment Company Act, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal law or state laws limiting its ability to incur indebtedness or to execute, deliver or perform the Loan Documents.

Section 3.24   ACCOUNTING MATTERS.

     The books of account, minute books, stock record books and other records of each Borrower are complete and correct, have been maintained in accordance with sound business practices and accurately and fairly reflect the transactions and dispositions of the assets of such Borrower. Each Borrower maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of each Borrower; (iii) access to the assets of each Borrower is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of each Borrower are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.25   INSURANCE.

     Each Borrower has maintained insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

Section 3.26   FEES/COMMISSIONS.

     Borrowers have not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for the processing fee due to Lender pursuant to Section
1.3 hereof and as disclosed on SCHEDULE 3.26.

Section 3.27   DISTRIBUTIONS TO COMPANY.

     No Subsidiary of TAVA is currently prohibited, directly or indirectly, from paying any dividends to TAVA, from making any other distributions on such Subsidiary's capital stock, from repaying to TAVA any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to TAVA or any other Subsidiary of TAVA.

Section 3.28   PRIOR SALES.

     All offers and sales by TAVA of its capital stock since January 1, 1995, were (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

Section 3.29   FINANCING STATEMENT.

     That certain Financing Statement filed in the Office of the Secretary of State of California on February 3, 1997 (File No. 9703860412) does not perfect a security interest in any of the assets of any Borrower.

Section 3.30   STATEMENTS NOT FALSE OR MISLEADING.

     No representation or warranty given as of the date hereof by any Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

Section 3.31   SURVIVAL.

     The representations and warranties of each Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, shall survive until this Agreement terminates in accordance with Article VII hereof.

                                    ARTICLE IV
                        COVENANTS AND AGREEMENTS OF BORROWER

     Each of the Borrowers, jointly and severally, hereby covenants and agrees as follows:

Section 4.1    USE OF PROCEEDS.

     Borrowers shall use the proceeds of the Loans solely for the purposes set forth on SCHEDULE 4.1 hereto.

Section 4.2    CORPORATE EXISTENCE, NO DISSOLUTION, ETC.

     Each Borrower will preserve and keep in force and effect its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction in which failure to so qualify would have a Material Adverse Effect and will obtain, preserve and keep in force and effect all licenses and permits necessary for the conduct of its business except where failure to do so would not have a Material Adverse Effect. No Borrower will permit dissolution or liquidation of such Borrower or any other Borrower.

Section 4.3    MAINTENANCE OF ASSETS, ETC.

     Each Borrower will maintain, preserve and keep its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all repairs, replacements, renewals and additions necessary in the business judgment of such Borrower.

Section 4.4    NATURE OF BUSINESS.

     No Borrower will engage in any line of business other than the business conducted by such Borrower and the other Borrowers as of the date of this Agreement.

Section 4.5    INSURANCE.

     Without limiting any of the requirements of any of the other Loan Documents, each Borrower shall maintain, in amounts customary for entities engaged in comparable business activities, fire, liability and other forms of insurance on its properties (including but not limited to the collateral now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as is customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and operating similar properties. Lender shall be named as an additional insured with respect to liability insurance and loss payee with respect to hazard insurance. Each such insurance policy shall require the insurer to notify Lender in writing at least thirty (30) days prior to any cancellation or material alteration of such policy. At the request of Lender, each Borrower promptly will deliver a certificate specifying the details of such insurance in effect.

Section 4.6    TAXES, CLAIMS FOR LABOR AND MATERIALS.

     Each Borrower shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Borrower, upon its income and profits or upon any properties belonging to it, which are known to Borrower and undisputed prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided that each Borrower shall have the right to contest in good faith and by appropriate proceedings the applicability or validity of any such tax, assessment, charge or levy without paying such tax, assessment, charge or levy so long as adequate reserves with respect thereto are set aside and maintained in accordance with GAAP.

Section 4.7    COMPLIANCE WITH LAW AND AGREEMENTS.

     Except where failure to do so does not and would not constitute a Material Adverse Event, each Borrower shall (a) maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which such Borrower is a party or by which such Borrower or any of its properties is bound and (b) pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

Section 4.8    ERISA MATTERS.

     If any Borrower has in effect, or hereafter institutes, a Plan, then the following covenants shall be applicable during such period as any such Plan shall be in effect: (i) throughout the existence of the

Plan, such Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and the Borrower will not institute a distress termination of the Plan; and (ii) such Borrower will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

Section 4.9    BOOKS AND RECORDS; RIGHTS OF INSPECTION.

     Each Borrower shall keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower, in accordance with GAAP consistently maintained. Each Borrower shall permit a representative of Lender to visit any of its properties and inspect its properties (including, but not limited to, the Collateral and the other items of collateral described in the Security Instruments), corporate books and financial records, and will discuss its accounts, affairs and finances with such Borrower or the principal officers of such Borrower, during reasonable business hours, at all such times as Lender may reasonably request.

Section 4.10   REPORTS.

     TAVA, and where indicated, the other Borrowers, shall furnish to Lender the following:

     (a) MONTHLY STATEMENTS. Within thirty (30) days of the end of each month, beginning the month of March 1998, monthly internal financial reports which at a minimum shall consist of a consolidating balance sheet of TAVA and its Subsidiaries as of the close of such month and related consolidated statements of income and cash flows for the one-month period then ended and for the prior months of the current fiscal year (on a year to date basis), each compared to the same period in the previous fiscal year, all in reasonable detail, and unaudited but prepared on the basis of GAAP consistently applied (except for the absence of footnotes and subject to year-end adjustments, as well as any additional financial reports for such period routinely prepared with respect to the Borrowers;

     (b) QUARTERLY STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

          (i) consolidated and consolidating balance sheets of TAVA and its Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

          (ii) consolidated and consolidating statements of income and retained earnings of TAVA and its Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

          (iii) consolidated and consolidating statements of cash flows of TAVA and its Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of

Borrowers;

     (c) ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each fiscal year of TAVA, copies of:

          (i) consolidated and consolidating balance sheets of TAVA and its Subsidiaries as of the close of such fiscal year, and

          (ii) consolidated and consolidating statements of income and retained earnings and cash flows of TAVA and its Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing;

     (d)  AUDIT REPORTS.   Promptly upon receipt thereof, one copy of each
interim or special audit made by independent accountants of the books of any Borrower;

     (e) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by TAVA to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by TAVA or any Borrower with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which TAVA or any Borrower is a party, issued by any governmental agency, federal or state, having jurisdiction over the Borrowers. All such filings or reports shall be true and correct in all material respects and shall not omit to state a fact or facts, the absence of which would make any such filing or report false or misleading. TAVA and Borrowers specifically covenant that TAVA will timely file each such item required to be filed with the SEC;

     (f) PRESS RELEASES. Promptly upon its release, a copy of each press release issued by any Borrower;

     (g) OFFICERS' COMPLIANCE CERTIFICATE. Within ninety (90) days after the end of each fiscal year of Borrowers, a certificate executed by the chief executive or chief financial officer of each Borrower stating that,
(A) each Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year, and (B) no Event of Default hereunder has occurred and is continuing (or if such officer has knowledge that an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action such Borrowers propose to take in connection therewith); and

     (h) REQUESTED INFORMATION. With reasonable promptness, such financial data and other information relating to the business of the Borrowers as Lender may from time to time reasonably request.

Section 4.11   LIMITATIONS ON DEBT AND OBLIGATIONS.

     No Borrower shall issue, assume, guarantee or otherwise become liable or permit to exist any Debt except: (i) Debt existing on the date hereof and reflected on (a) TAVA's unaudited consolidated balance sheet as of December 31, 1997, and (b) SCHEDULE 4.11, as the same Debt may be extended, renewed, refunded, amended or modified (but the principal amount thereof not increased); (ii) the Debt incurred pursuant to the Notes; (iii) accounts payable and other trade payables incurred in the ordinary course of business; (iv) obligations of the Borrowers pursuant to capitalized leases and/or purchase money financing of equipment; (v) Debt that refinances secured Debt under clause (i) above, provided that the collateral for such new indebtedness is the collateral from the refinanced secured Debt and the aggregate principal amount of such Debt does not exceed the principal amount outstanding under the refinanced Debt; or
(VI) Debt incurred in connection with the acquisition of a business (including the assets of a business) provided such Debt is secured solely by the assets of the business so acquired. Notwithstanding the foregoing, the aggregate principal amount of any Debt secured by the accounts receivable and/or inventory of the Borrowers (whether such Debt is permitted under clause (i) or in clause (v)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the ratio of outstanding principal amount of such Debt to "eligible receivables" (howsoever defined) and/or "inventory" remains the same. For purposes of this Agreement, "DEBT" of any person means (a) all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such person, and (c) all obligations of such person (contingent or otherwise) to guarantee the obligations of, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, another person.

Section 4.12   LIABILITY FOR OTHER PARTIES.

     Other than guaranties or endorsements by Borrowers or any Subsidiary of TAVA in favor of TAVA or any Subsidiary of TAVA not otherwise prohibited by the provisions of Section 4.11 hereof, no Borrower will become liable, directly or indirectly, for any obligation of any other person, by guaranty, endorsement, or otherwise, except by endorsement in the ordinary course of business of negotiable instruments payable at sight for deposit or collection.

Section 4.13   SALES OF COLLATERAL; LIMITATIONS ON LIENS.

     Without Lender's prior written consent (a) other than in the ordinary course of its business, no Borrower will sell, exchange, lease or otherwise dispose of any Collateral, and (b) no Borrower will create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "LIENS") on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, any property or assets upon conditional sales agreement or other title retention devices, except (i) those Liens which exist as of the date hereof; (ii) Liens hereafter created on Debt which is permitted under
Section 4.11(v) or (vi); (iii) purchase money security interests on property acquired by any Borrower in an amount not to exceed in the aggregate 10% more than the amount approved by the Board of Directors of TAVA for such expenditures in the Annual Plan (as defined in Section 4.20); or (iv) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that (A) are not overdue for a period of more than 60 days, or (B) are being contested in good faith by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP on the books of such Borrower.

Section 4.14   RESTRICTED PAYMENTS.

     Without the prior written consent of Lender and except as hereinafter provided, no Borrower will:

     (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class except (i) dividends or other distributions by TAVA payable solely in shares of capital stock of TAVA, and (ii) cash dividends payable by any wholly-owned Subsidiary to TAVA;

     (b) except for the publicly held Redeemable Common Stock Purchase Warrants of TAVA, directly or indirectly purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

     (c) make any other payment or distribution, either directly or indirectly, in respect of its capital stock.

Section 4.15   LOANS AND INVESTMENTS.

     No Borrower will make any Investments outside the ordinary course of business for such Borrower without the prior written consent of Lender, except:

     (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

     (b) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating either (i) at least $25,000,000, in which case such Investments shall not exceed $1,000,000 in the aggregate in all such banks or trust companies, or (ii) $100,000,000;

     (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by such Borrower or Subsidiary, is accorded the highest rating by Standard & Poor's
Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

     (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of such Borrower or Subsidiary;

     (e) receivables arising from the sale of goods and services in the ordinary course of business of such Borrower and its Subsidiaries; and

     (f) up to two (2) acquisitions per year (measured from the date hereof) of operating companies in the current line of business of TAVA, in an amount of no greater than $2,000,000 per acquisition, so long as each acquisition is accretive to earnings on a twelve-month basis.

     The term "INVESTMENTS" shall mean all investments, in cash or by delivery of property made, directly or indirectly, in any entity, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary
course of business.      .

Section 4.16   MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

     (a) Without the prior written consent of Lender, which consent shall not unreasonably be withheld, TAVA will not, and will not permit any Subsidiary to (1) consolidate with or be a party to a merger or share exchange with any other corporation or (2) sell, lease or otherwise dispose of all or any substantial part of the assets of TAVA and its Subsidiaries; PROVIDED, HOWEVER, that:

          (i) any Subsidiary may merge or consolidate with or into TAVA or any wholly-owned Subsidiary so long as in any merger or consolidation involving TAVA, TAVA shall be the surviving or continuing corporation;

          (ii) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to TAVA or any other wholly-owned Subsidiary; and

     (b) Without the prior written consent of Lender, which consent shall not unreasonably be withheld, TAVA will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to TAVA or a wholly-owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless all of the following conditions are met:

          (i) simultaneously with such sale, transfer or disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by TAVA and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

          (ii) the Board of Directors of TAVA shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

          (iii) such stock and Indebtedness is sold, transferred or otherwise disposed of to a person, for consideration and on terms reasonably deemed by the Board of Directors of TAVA to be adequate and satisfactory;

          (iv) the Subsidiary being disposed of shall not have any continuing investment in TAVA or any other Subsidiary not being simultaneously disposed of; and

          (v) such sale or other disposition does not involve a substantial part of the assets of TAVA and its Subsidiaries taken as a whole.

     (c) The parties agree that it is not unreasonable for Lender to decline to consent to any transaction described in this Section 4.16 that would jeopardize Lender's investment in any Borrower to any degree, in Lender's sole discretion, or jeopardize the financial position of any Borrower, in Lender's sole discretion.

Section 4.17   ISSUANCE OF STOCK.

     (a) Upon the issuance of additional shares of capital stock of TAVA or securities or other rights convertible into or exchangeable or exercisable for shares of capital stock of TAVA (other than pursuant to employee stock option plans), TAVA shall promptly disclose to Lender, in writing, the number of shares (or the amount of other securities) so issued, the price therefor, and such other information as Lender may from time to time request.

     (b) No Borrower (other than TAVA) shall issue any additional shares of its capital stock, other than to TAVA or a wholly-owned Subsidiary of TAVA.

Section 4.18   TRANSACTIONS WITH AFFILIATES.

     Without the prior written consent of Lender, no Borrower will enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than could be obtained in a comparable arm's-length transaction with a person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Borrower. For purposes of this Agreement, "AFFILIATE" shall mean any person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with a Borrower,
(b) which beneficially owns or holds 5% or more of any class of the voting stock of a Borrower, or (c) 5% or more of the voting stock (or in the case of a person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Borrower.

Section 4.19   NOTICE OF CERTAIN EVENTS.

     Each Borrower shall, promptly upon the discovery thereof, give written notice to Lender of (i) the occurrence of any default or Event of Default or event which, with the passage of time, would constitute an Event of Default, under this Agreement or a default under any other Loan Document,
(ii) the occurrence of any event of default under any other agreement between a Borrower and any other person providing for Debt or securing any indebtedness, or under a capitalized lease obligation, (iii) any material actions, suits or proceedings instituted by any person against any Borrower or materially affecting any of the assets of any Borrower, or (iv) any investigation initiated by, or any dispute between and any governmental regulatory body, on the one hand, and any Borrower, on the other hand, which dispute might materially interfere with the normal operations of such Borrower.

Section 4.20   ANNUAL PLAN.

     The Board of Directors of TAVA shall adopt and TAVA will furnish to Lender, in such manner and form as approved by the Board of Directors, no later than the first day of each fiscal year, a financial plan for TAVA and its Subsidiaries, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "ANNUAL PLAN"). The Annual Plan may only be amended or revised, in any material manner, with the approval of the Chief Executive Officer and Chief Financial Officer of TAVA. TAVA shall promptly furnish to Lender each amendment or revision to the Annual Plan. The Annual Plan is intended as a performance goal and is not intended by TAVA to be and shall not be construed by Lender to any extent to be a guarantee or assurance of performance.

Section 4.21   BOARD OF DIRECTORS; OBSERVER RIGHTS.

     TAVA shall invite one representative of Lender to attend, at Borrowers' expense, all meetings of the Board of Directors of TAVA and all committees of its Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. TAVA shall also provide Lender, in advance, with copies of all actions proposed to be taken by the Board of Directors of TAVA in lieu of meeting.

Section 4.22   KEY EXECUTIVES.

     The officers and key employees of the Borrowers whose names and current positions are set forth on SCHEDULE 4.22 hereto shall continue to be employed by such Borrower in such position and with the current duties and responsibilities for at least that position unless (i) such employment ceases because of death, or (ii) such Borrower replaces such officer or key employee within ninety (90) days of the person's notice of resignation with another executive who shall be reasonably acceptable to Lender.

Section 4.23   ENVIRONMENTAL REQUIREMENTS.

     In addition to, and not in derogation of, the requirements of Section 4.7, each Borrower will comply with all laws, governmental standards and regulations applicable to such Borrower or to properties owned or leased by such Borrower, in respect of occupational health and safety and Material Applicable Environmental Laws (unless such laws, standards or regulations are being contested in good faith by appropriate proceedings and adequate reserves therefor have been established), promptly notify Lender of its receipt of any notice of a violation of any such law, standard or regulation, and indemnify and hold Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon Lender on account of such Borrower's failure to perform its obligations under this
Section 4.23.

Section 4.24   NAME CHANGE.

     No Borrower will change its name without providing Lender with at least thirty (30) days prior written notice thereof.

Section 4.25   LOCATION OF BUSINESS AND COLLATERAL.

     Each Borrower shall give written notice to Lender (i) fifteen (15) days prior to the opening of any new business office, setting forth the address (including county) of such new location, (ii) fifteen (15) days prior to changing the location of records with respect to intangible personal property constituting collateral security for the Secured Obligations, and
(iii) whenever any Collateral comprised of tangible personal property with a value of $50,000 or more in the aggregate will be located in a county or state that is not set forth on SCHEDULE 3.5 hereof for a period of four
(4) months or longer. Prior to establishing any new business office location or locating any collateral in a county or state that is not set forth on SCHEDULE 3.5 hereof with a value of $10,000 or more in the aggregate for a period of four (4) months or longer, each Borrower shall have (i) executed and delivered to Lender all financing statements and financing statement amendments which Lender may reasonably request in connection therewith in order to perfect and protect the security interests and priority of Lender in such Collateral, (ii) paid in full all filing fees and taxes, if any, payable in connection with such filings and
(iii) complied with any other requirement in this Agreement or any other Loan Document relating to the location of any Collateral.

Section 4.26   ADDITIONAL AND CONTINGENT WARRANTS.

     (a) In the event that any amount of principal or interest remains outstanding under the Original Note on December 31, 1998, TAVA agrees that it shall grant and issue to Lender on such date its Stock Purchase Warrant to purchase 20,000 shares of TAVA Common Stock at an exercise price per share of the lower of (A) $6.25 or (B) the average bid price of TAVA's Common Stock for the twenty (20) consecutive trading days immediately prior to the six month anniversary of the issuance date of such warrant (the "ADDITIONAL WARRANT").

     (b) In the event that the full amount of the Debt evidenced by the Original Note remains outstanding on the date which is (i) fifteen (15) months from the date of funding the Original Loan or (ii) twenty-four (24) months from the date of funding the Original Loan, TAVA agrees that on each such date it shall grant and issue to Purchaser a Stock Purchase Warrant to purchase an additional 125,000 shares of TAVA Common Stock or, if a portion of the Debt evidenced by the Original Note remains outstanding on any such date, TAVA shall grant and issue to Purchaser a Stock Purchase Warrant to purchase that number of shares of TAVA Common Stock which is equal to 125,000 multiplied by the fraction which is the average daily amount of Debt outstanding under the Original Note for the prior twelve-month period divided by the full amount of the Debt evidenced by the Original Note (such warrant, together with any contingent warrant, if any, which might be issued pursuant to subsection (d)(ii), a "CONTINGENT WARRANT").

     (c)  Each Stock Purchase Warrant to be issued to TAVA pursuant to this
Section 4.26 shall be identical in terms to EXHIBIT B hereto except that
(i) each such Stock Purchase Warrant shall be exercisable in whole or in part at any time during a five (5) year period beginning on the respective date of issuance, and (ii) the per share exercise price of each of the Contingent Warrants specified in subsection (b) or (d) above shall be equal to the average bid price of TAVA's Common Stock for the twenty (20) consecutive trading days immediately preceding the respective date of issuance. The number of shares set forth in subsections (a) or (b) hereof shall be adjusted proportionately for any stock split, stock dividend, recapitalization, combination of shares of other similar event affecting shares of TAVA's Common Stock generally, occurring after the date of this Agreement.

     (d) At the closing of the Additional Loan as provided in Section 5.2, TAVA (i) shall deliver to Lender a Stock Purchase Warrant substantially in the form of EXHIBIT B hereto to purchase at least 77,500 shares of TAVA Common Stock at an exercise price per share of the lower of (A) $6.25 or
(B) the average bid price of TAVA's Common Stock for the twenty (20) consecutive trading days immediately prior to the six month anniversary of the issuance date of such Warrant (the "ADDITIONAL LOAN WARRANT"), and such other compensation as shall be mutually agreed upon by Lender and Borrowers, and (ii) shall modify this Agreement to provide for such additional contingent warrants with respect to the Additional Loan as shall be mutually agreed upon by Lender and Borrowers.

Section 4.27   FUTURE SUBSIDIARIES.

     Each Subsidiary formed or acquired by any Borrower subsequent to the date of this Agreement shall become a party to this Agreement as of the date of such formation or acquisition and shall execute and deliver to Lender a Supplemental Signature Page in the form of EXHIBIT P hereto, together with all financing statements or other Security Instruments as Lender shall request in order to give effect to the purposes of this Agreement, including Article II hereof. Failure to execute and deliver a Supplemental Signature Page shall not affect the status of such Subsidiary as a Borrower, or any rights of Lender hereunder or under any of the other Loan Documents.

Section 4.28   RESTRICTED SALES.

     So long as any amount of principal or interest remains outstanding under the Original Loan or any Additional Loan, John P. Jenkins shall not sell more than the number of shares of TAVA Common Stock specified in the lock-up agreement in the form of EXHIBIT N hereto (the "LOCK UP AGREEMENT").

Section 4.29   FURTHER ASSURANCES.

     Borrowers will take all actions reasonably requested by Lender to create and maintain in Lender's favor valid liens upon and perfected security interests in any Collateral secured pursuant to this Agreement or the other Security Instruments and all other security for the Secured Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrowers agree to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's liens and security interests, and to cooperate with Lender in the filing or recording and renewal thereof.

                                     ARTICLE V
                               CONDITIONS TO CLOSING

Section 5.1    CONDITIONS OF LENDER'S OBLIGATIONS.

     The obligation of Lender to make the Original Loan is subject to the receipt by Lender of the following documents, each of which shall be satisfactory to Lender in form and substance, and to the fulfillment of each of the other following conditions:

     (a) CORPORATE DOCUMENTS. A copy of the articles or certificate of incorporation, as appropriate, of each Borrower, as certified by the Secretary of State of the jurisdiction of incorporation thereof, and certificates of legal existence and good standing from the Secretary of State or other appropriate official of the jurisdiction of incorporation thereof and each jurisdiction in which any Borrower is legally required to qualify to transact business as a foreign corporation, each as of a date within ten (10) days of the date of closing.

     (b) SECURITY INSTRUMENTS. Each of the Security Instruments, duly executed by each Borrower, as applicable, as follows:

          (i)  the Stock Pledge Agreement, accompanied by

               (a) all stock certificates evidencing TAVA's ownership of the stock of each of its Subsidiaries; and
               (b)  stock powers, undated and duly executed by TAVA in blank;
                    and

          (ii) the Trademark and Patent Security Agreement.

     (c) OFFICERS' CERTIFICATE. The certificate of the president and chief executive officer of each Borrower, substantially in the form of EXHIBIT F hereto, certifying that, after giving effect to this Agreement, all representations and warranties herein are true and correct and there is no default or Event of Default in existence as of such date, nor any event which, given the passage of time, would constitute an Event of Default.

     (d) SECRETARY'S CERTIFICATE. A certificate of the Secretary of each Borrower in the form of EXHIBIT G hereto.

     (e) OPINION OF COUNSEL. The opinion of Key & Mehringer, P.C., counsel to the Borrowers, addressed to Lender, in form satisfactory to Lender, and covering the matters set forth in EXHIBIT H hereto.

     (f) THE ORIGINAL NOTE. The Original Note, duly completed and executed by each Borrower.

     (g) WARRANT. TAVA shall have duly executed and delivered (i) the Original Warrant, and (ii) a Warrant Valuation Letter in the form attached hereto as EXHIBIT I.

     (h) LOCK-UP AGREEMENT. TAVA shall have delivered the Lock-Up Agreements in the form attached as EXHIBIT N executed by John P. Jenkins.

     (i) UCC-1 FINANCING STATEMENTS. Financing statements on Form UCC-1, duly completed and executed by each Borrower, perfecting the security interest of Lender in the Collateral.

     (j) GOVERNMENTAL CONSENTS AND APPROVALS. All consents and true copies of required governmental approvals, if any, necessary to the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby.

     (k) DEBIT AUTHORIZATION AGREEMENT. An Authorization Agreement for Pre-Authorized Payments (Debit), executed by a duly authorized officer(s) of each Borrower, in the form attached hereto as EXHIBIT J.

     (l) PAY-OFF LETTER AND RELEASE OF LIEN. Pay-Off Letters, in the form of EXHIBIT K attached hereto, executed by the entities set forth on
SCHEDULE 5.1(l) (each, a "RELEASEE") to the effect that upon payment of the amount stated therein (which amount shall include related accrued interest and fees and a per diem charge for each additional day of outstanding indebtedness) by Borrowers or any of them to

Releasee, such Releasee shall (i) promptly terminate or cause to be terminated any security interest of Releasee in all Collateral of Borrowers, or any of them, other than Collateral consisting of accounts receivable or inventory of Borrowers, (ii) file or cause to be filed UCC-3 termination statements or amendments to filing statements and any and all other appropriate releases of or amendments to any mortgages, deed of trust, security agreement or financing statements securing or perfecting liens on all such Collateral released (including the financing statements described on SCHEDULE 3.4 hereto) and (iii) take such other actions as Lender may request to release Releasee's security interest in and lien on all Collateral other than accounts receivable or inventory of Borrowers.

     (m) REQUIRED CONSENTS. Any consents or approvals required to be obtained from any third party, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated by this Agreement, including the consent set forth on SCHEDULE 3.2, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Lender and Lender's counsel.

     (n) EXPENSES. The Borrowers shall have reimbursed Lender for all fees and expenses as provided in Section 1.2 and 8.3 hereof.

     Section 5.2 CONDITIONS TO ADDITIONAL LOAN. The obligation of Lender to make the Additional Loan shall be subject to satisfaction of the following conditions and to the receipt by Lender of the following documents, each of which shall be satisfactory to Lender in form and substance:

     (a) MUTUAL AGREEMENT. Borrowers and Lender shall have agreed upon economic and other terms of the Additional Loan and the warrants to be granted by TAVA to Lender in connection with the Additional Loan.

     (b) NO DEFAULTS. No Event of Default (as defined in Section 6.1) shall have occurred and be continuing, and no event shall have occurred that, with the giving of notice or the passage of time or both, would constitute an Event of Default.

     (c) CORPORATE DOCUMENTS. Certificates of legal existence and good standing from the Secretary of State or other appropriate official of the jurisdiction of incorporation thereof and each jurisdiction in which any Borrower is legally required to qualify to transact business as a foreign corporation, each as of a date within ten (10) days of the date of closing.

     (d) OFFICERS' CERTIFICATE. The certificate of the president and chief executive officer of each Borrower, substantially in the form of EXHIBIT L hereto, certifying that: (i) after giving effect to this Agreement, all representations and warranties herein and in the Loan Documents were true and correct as of the date made, and shall be true and correct in all material respects of the date of such Additional Loan, (ii) each Borrower shall have complied with and fully performed its respective obligations hereunder and under the Loan Documents, and (iii) there is no default or Event of Default in existence as of such date, nor any event which, given the passage of time, would constitute an Event of Default.

     (e) SECRETARY'S CERTIFICATE. A certificate of the Secretary of each Borrower in the form of EXHIBIT M hereto.

     (f) EXPENSES. Payment of all fees and expenses Borrowers are obligated to pay pursuant to the terms hereof.

     (g) NO MATERIAL ADVERSE EVENT. In the opinion of Lender, no Material Adverse Event shall have occurred or be in existence.

     (h) ADDITIONAL NOTE. Borrowers shall have delivered the Additional Note, duly completed and executed by each Borrower.

     (i) ADDITIONAL LOAN WARRANT. TAVA shall have duly executed and delivered (i) the Additional Loan Warrant and such additional contingent warrants as are agreed upon by TAVA and Lender, and (ii) a Warrant Valuation Letter in the form attached hereto as EXHIBIT I with respect to such Additional Loan Warrant.

                                    ARTICLE VI
                                DEFAULT AND REMEDIES

Section 6.1    EVENTS OF DEFAULT.

     The occurrence of any of the following shall constitute an Event of Default hereunder:

     (a) Default in the payment when due of any portion of the principal amount of the indebtedness evidenced by either of the Notes, or default in the payment within five (5) days following the due date of any interest on the indebtedness evidenced by either of the Notes;

     (b) Any representation by any Borrower hereunder or under any of the other Loan Documents, or delivery by any Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender, is untrue in any material respect on the date as of which made, stated or certified;

     (c) A default or event of default shall occur, or there shall occur such other failure by any Borrower to perform its obligations under, any of the Loan Documents (other than as set forth in Section 6.1(a) above) upon the earlier of (i) the discovery of such default or failure by Lender or
(ii) five (5) days after written notice thereof from TAVA to Lender, in which period TAVA has failed to cure such default or failure;

     (d) Any Borrower (i) shall admit in writing its inability to pay its debts generally as they become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more;

     (e) Any Borrower shall be liquidated, dissolved, partitioned or terminated, or the articles or certificate of incorporation of Borrower shall expire or be revoked;

     (f) Any Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any indebtedness of any Borrower now or hereafter owed to Lender, other than the Loans, subject to any applicable grace period; or

     (g) (i) Any Borrower shall fail to pay any principal of or premium or interest on any indebtedness owed by Borrower (other than the Loans), which is outstanding in a principal amount of at least $100,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, acceleration, demand or otherwise), and such failure shall continue after any cure period applicable thereto; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness and shall continue after any applicable cure period, if the effect of such event or condition is to accelerate or permit the acceleration of such indebtedness; or (iii) any such indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof; or (iv) any such indebtedness shall be required to be prepaid, redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

     (h) Any person set forth on SCHEDULE 4.22 attached hereto shall cease to hold the office set forth thereto and devote substantially all of his or her professional time and attention to the business and affairs of Borrowers (unless a successor or successors reasonably acceptable to Lender shall be appointed within ninety (90) days of any announcement of resignation of any such person).

Section 6.2    ACCELERATION OF MATURITY; REMEDIES.

     Upon the occurrence of any Event of Default described in Section 6.1(d), the indebtedness evidenced by the Notes as well as any and all other indebtedness of any Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described in Section 6.1, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Notes as well as any and all other indebtedness of any Borrower to Lender, whereupon such indebtedness shall be and become immediately due and payable; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Notes:

     (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents.

     (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the respective states pursuant to which security interests in the Collateral are governed.

     (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

Section 6.3    REMEDIES CUMULATIVE; NO WAIVER.

     No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

Section 6.4    PROCEEDS OF REMEDIES.

     Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

     (a) FIRST, to the costs and expenses, including reasonable attorney fees and costs, incurred by Lender in connection with the exercise of its remedies;

     (b) SECOND, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

     (c) THIRD, to the payment of accrued and unpaid interest on the indebtedness evidenced by the Notes;

     (d)  FOURTH, to the payment of the unpaid principal of the Notes;

     (e)  FIFTH, to the payment of all other Secured Obligations; and

     (f) SIXTH, the remainder, if any, to the Borrowers or to any other person lawfully thereunto entitled.


                                    ARTICLE VII
                                    TERMINATION

     This Agreement shall remain in full force and effect until the payment in full by Borrowers of all amounts owed to Lender under the Loan
Documents, promptly upon which Lender shall take such actions as necessary to release its security interests in the Collateral, including the filing of appropriate UCC-3 termination statements.


                                   ARTICLE VIII
                                   MISCELLANEOUS

Section 8.1    PERFORMANCE BY LENDER.

     If any Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or reasonable costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney fees and costs), with interest thereon at the highest default rate provided in each such Note, shall be immediately repaid to Lender by Borrowers and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender, in its commercially reasonable discretion and without any liability therefor, shall determine the necessity for any such actions and of the amounts, if any, to be paid.

Section 8.2    SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES.

     Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrowers or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

Section 8.3    COSTS AND EXPENSES.

     Each Borrower agrees to pay all costs and expenses incurred by Lender in connection with the making of the Loans (limited in connection with the making of the Original Loan as set forth in Section 1.2 herein), including but not limited to filing fees, recording taxes and reasonable attorney fees and costs, promptly upon demand of Lender. Each Borrower further agrees to pay all of the reasonable out-of-pocket costs and reasonable expenses incurred by Lender in connection with the maintenance of its security interest in the Collateral, protection of the Collateral and collection of the Loans, including but not limited to reasonable attorney fees and costs related thereto (including any such incurred in connection with any appellate litigation) promptly upon demand of Lender.

Section 8.4    ASSIGNMENT.

     The Notes, this Agreement and the other Loan Documents may be endorsed, assigned and transferred in whole or in part by Lender, and any such subsequent holder or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in the Notes, this Agreement and the other Loan Documents (or any portion thereof). Lender shall notify Borrowers in writing of any such endorsement, assignment or transfer by Lender. No Borrower shall assign any of its rights or delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

 Section 8.5   TIME OF THE ESSENCE.

     Except as specifically provided herein, time is of the essence with respect to each and every covenant, agreement and obligation of each Borrower hereunder and under all of the other Loan Documents.

Section 8.6    SEVERABILITY.

     If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby nor shall the validity and enforceability thereof be affected.

Section 8.7    INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM ALLOWED BY LAW.

     Anything in this Agreement, the Notes, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loans, acceleration of the maturity of the unpaid balance of the Loans or otherwise, shall the interest and other consideration agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or other consideration paid or contracted to be paid by Borrowers in respect of the indebtedness evidenced by the Notes shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO FACTO, the obligation to pay such interest and other consideration shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Notes or refunded to Borrowers, in Lender's sole discretion, so that at no time shall the interest and other consideration paid or payable in respect of the indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

Section 8.8    ARTICLE AND SECTION HEADINGS; DEFINED TERMS.

     Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

Section 8.9    NOTICES.

     Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, faxed (provided that such notice is mailed to the other party promptly thereafter), or sent by certified mail or nationally recognized overnight courier service (such as Federal Express) to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, the date of successful fax transmission, the third day after the date of mailing, or the business day after the date of delivery to such courier service, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement, notices, elections or demands made pursuant hereto shall be made to the following addresses:

          If to Lender:       Tandem Capital, Inc.
                              500 Church Street, Suite 200
                              Nashville, Tennessee  37219
                              Attention:  Craig Macnab
                              Fax:  (615) 242-0842

          with a copy to:     Sherrard & Roe, PLC
                              424 Church Street, Suite 2000
                              Nashville, Tennessee  37219-3304
                              Attention:  Donald I.N. McKenzie
                              Fax:  615-742-4539

          if to any Borrower, TAVA Technologies, Inc.
          addressed to        7887 East Belleview Avenue
                              Englewood, Colorado  80111
                              Attn:  Douglas H. Kelsall or Chief Financial
                                     Officer
                              Copy:  Donna A. Key, Esq., General Counsel
                              Fax:   (303) 771-9786

Section 8.10   ENTIRE AGREEMENT.

     This Agreement and the other written agreements between Borrowers and Lender executed contemporaneously herewith represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein.

Section 8.11   COUNTERPARTS.

     This Agreement may be executed in multiple originals or counterparts, each of which shall be deemed an original and all or which when taken together shall constitute but one and the same instrument.

Section 8.12   GOVERNING LAW.

     This Agreement shall be construed and enforced under the internal laws of the State of Tennessee, without reference to the conflict of laws principles thereof.

Section 8.13   AMENDMENTS; INCORPORATION.

     No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto. All schedules, exhibits, riders, and other documents and instruments referenced herein shall be deemed to be incorporated herein and made a part hereof.

Section 8.14   WAIVER OF JURY TRIAL.

     LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, THE COLLATERAL OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT CONTEMPLATED HEREBY OR DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Section 8.15   CONFIDENTIALITY.

     Lender agrees that it shall keep confidential all material non-public information provided by TAVA or any Borrower to Lender from time to time.

     IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                              BORROWERS:

                              TAVA TECHNOLOGIES, INC.


                              By:       /s/ John P. Jenkins
                                      -----------------------------------
                                      John P. Jenkins, President

                              Attest:   /s/ Douglas H. Kelsall
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Secretary



                              ADVANCED CONTROL TECHNOLOGY, INC.

                              By:       /s/ John P. Jenkins
                                      -----------------------------------
                                      John P. Jenkins, President

                              Attest:   /s/ Douglas H. Kelsall
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Secretary

                              VISIONEERING HOLDING CORP.


                              By:       /s/ John P. Jenkins
                                      -----------------------------------
                                      John P. Jenkins, President

                              Attest:   /s/ Douglas H. Kelsall
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Secretary


                              MANAGEMENT DESIGN AND CONSULTING SERVICES, INC.


                              By:       /s/ John P. Jenkins
                                      -----------------------------------
                                      John P. Jenkins, President

                              Attest:   /s/ Douglas H. Kelsall
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Secretary


                              ALL CONTROL SYSTEMS, INC.


                              By:       /s/ John P. Jenkins
                                      ----------------------------------------
                                      John P. Jenkins, Chief Executive Officer

                              Attest:   /s/ Douglas H. Kelsall
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Assistant Secretary


                              TECH SALES, INC.


                              By:       /s/ John P. Jenkins
                                      -----------------------------------
                                      John P. Jenkins, President

                              Attest:   /s/ Douglas H. Kelsall
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Secretary

                              TOPRO SYSTEMS INTEGRATION, INC.


                              By:       /s/ John P. Jenkins
                                      -----------------------------------
                                     John P. Jenkins, President

                              Attest:   /s/ Douglas H. Kelsall
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Secretary


                              SHARP ELECTRIC CONSTRUCTION
                              COMPANY, INC.


                              By:       /s/ JOHN P. JENKINS
                                      -----------------------------------
                                     John P. Jenkins, President

                              Attest:   /s/ DOUGLAS H. KELSALL
                                      -----------------------------------
                              Name:     Douglas H. Kelsall
                              Title:    Secretary


                              TAVA ALABAMA, INC.


                              By:       /s/ Douglas H. Kelsall
                                      -----------------------------------
                                     Douglas H. Kelsall, Vice President

                              Attest:   /s/ Frederick R. Betts
                                      -----------------------------------
                              Name:     Frederick R. Betts
                              Title:    Assistant Secretary


                              TAVA Y2K ONE, INC.


                              By:       /s/ Douglas H. Kelsall
                                      -----------------------------------
                                      Douglas H. Kelsall, Vice President

                              Attest:   /s/ Frederick R. Betts
                                      -----------------------------------
                              Name:     Frederick R. Betts
                              Title:    Assistant Secretary

                              LENDER:

                              SIRROM CAPITAL CORPORATION
                               d/b/a TANDEM CAPITAL


                              By:       /s/ Craig Macnab
                                      -----------------------------------
                                      Craig Macnab, Vice-President

    [THE FOLLOWING SCHEDULES AND EXHIBITS ARE NOT FILED WITH THIS FORM 10-QSB.
             THEY WILL BE PROVIDED TO THE COMMISSION UPON REQUEST.]

                                INDEX OF ATTACHMENTS

         Exhibit A-1    Form of Senior Secured Promissory Note ("Original Note")
         Exhibit B      Warrant
         Exhibit C      Form of Registration Rights Agreement
         Exhibit D      Form of Stock Pledge Agreement
         Exhibit E      Form of Trademark and Patent Security Agreement
         Exhibit F      Form of Officer's Certificate/Borrower
         Exhibit G      Form of Secretary's Certificate/Borrower
         Exhibit H      Form of Opinion of Borrower's Counsel
         Exhibit I      Form of Warrant Valuation Letter
         Exhibit J      Form of Debit Authorization Agreement/Loans
         Exhibit K      Form of Pay-Off Letter for existing Lenders
         Exhibit L      Form of Officer's Certificate (Additional Loan)
         Exhibit M      Form of Secretary's Certificate (Additional Loan)
         Exhibit N      Form of Lock-Up Agreement
         Exhibit P      Form of Supplemental Signature Page

         Schedule 3.1(a)     Jurisdictions in Which Borrower is Qualified
         Schedule 3.1(b)(i)  Subsidiaries
         Schedule 3.1(b)(ii) Joint Venture Arrangements
         Schedule 3.1(c)     Authorized and Outstanding Stock
         Schedule 3.1(d)     Options
         Schedule 3.1(e)     Obligations to Register
         Schedule 3.2        Required Consents
         Schedule 3.4        Outstanding Loans, Liens, Security Interests, Etc.
         Schedule 3.5(a)     Chief Executive Office/Principal Place of Business
         Schedule 3.6        Litigation
         Schedule 3.9        Absence of Changes
         Schedule 3.13       Taxes
         Schedule 3.14       Certain Transactions
         Schedule 3.15       Corporate or Trade Name
         Schedule 3.16       Intellectual Property
         Schedule 3.17       Debt
         Schedule 3.18       Material Contracts
         Schedule 3.19       Licenses, Permits and Authorizations
         Schedule 3.20(a)    Employees
         Schedule 3.20(b)    Employment Litigation
         Schedule 3.20(c)    Termination of Employment
         Schedule 3.21(a)    Employee Benefit Plans
         Schedule 3.21(b)    Compliance with Plans
         Schedule 4.1        Use of Proceeds
         Schedule 4.11       Existing Debt
         Schedule 4.22       Key Executives
         Schedule 5.1(l)     Releases